Release Date:	For Further Information:

April 27, 2006	Edwin R. Maus, President/CEO 412-487-7404 ext. 303 email – ermaus@laurelsb.com

or

John A. Howard, Jr., Sr. Vice-President/CFO

412-487-7404 ext. 311

email – jhoward@laurelsb.com

LAUREL CAPITAL GROUP ANNOUNCES
THIRD QUARTER RESULTS

ALLISON PARK, PA – April 27, 2006 – Laurel Capital Group, Inc. (NASDAQ: LARL) today reported its results for the three- and nine-month periods ended March 31, 2006. Consolidated net income for the three-month period ended March 31, 2006 was $464,000 or $.23 per diluted share, a decrease of $58,000 or 11.1% compared to $522,000 or $.26 per diluted share for the same quarter in the prior year.

For the nine-months ended March 31, 2006, the Company recorded consolidated net income of $1.4 million or $.71 per diluted share, a decrease of $55,000 or 3.7% compared to consolidated net income of $1.5 million or $.74 per diluted share for the nine-months ended March 31, 2005.

For the quarter ended March 31, 2006, net interest income after provision for possible loan losses decreased $125,000 or 6.4% to $1.8 million compared to $1.9 million for the same period in the prior year. Other income, excluding gains on sales, also decreased, decreasing 12.8% to $307,000 for the three months ended March 31, 2006 compared to $352,000 for the same period in the prior year.

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For the nine-month period ended March 31, 2006 net interest income after provision for possible loan losses decreased $100,000 or 1.8% to $5.5 million compared to $5.6 million for the same period in the prior year. Other income, excluding gains on sales, also decreased for the 2006 period, decreasing 10.3% to $963,000 compared to $1.1 million for the same period in the prior year.

For the three-month period ended March 31, 2006 operating expenses decreased $47,000 or 3.1% to $1,486,000 compared to $1,533,000 during the third quarter of fiscal 2005. The decrease was primarily the result of reduced other operating expenses partially offset by an increase in compensation and related fringe benefit expense.

For the nine-month period ended March 31, 2006 operating expenses decreased $54,000 or 1.2% to $4.5 million compared to the same period in the prior fiscal year. The decrease was primarily the result of reductions in other operating expenses and the amortization of core deposit intangibles partially offset by an increase in compensation and related fringe benefit expense.

Non-performing assets, which consist of loans delinquent 90 days and over and other real estate owned, decreased $292,000 or 30.4% to $669,000 or .21% of total assets compared to $961,000 or .31% of total assets at March 31, 2005. At June 30, 2005, non-performing assets totaled $1.0 million or         .33% of total assets.

At March 31, 2006 Laurel Capital Group, Inc. had total assets of $314 million, an increase of $4.5 million or 1.5% compared to June 30, 2005. Total loans receivable, net increased $5.2 million or 2.5% to $215.0 million at March 31, 2006 compared to $209.7 million at June 30, 2005, primarily due to an increase in the single-family loan portfolio.

Savings deposits increased $3.9 million or 1.5% to $258.8 million at March 31, 2006 as compared to June 30, 2005. Stockholders’ equity was $27.8 million or $13.97 per share, essentially the same as June 30, 2005 when the book value was $14.31 per share. One reason for the reduced book value per share is the result of an increase in the average shares outstanding at March 31, 2006, to 2,005,201 compared to 1,989,273 at June 30, 2005, as the result of the issuance of shares upon the exercise of options. (more)

Laurel Capital Group, Inc., headquartered in Allison Park, PA, is the holding company for Laurel Savings Bank, a 118-year-old, Pennsylvania-chartered, FDIC-insured savings bank operating eight full-service offices located in Allegheny and Butler counties offering a wide variety of financial services and products to customers throughout the Pittsburgh metropolitan area. The Company’s filings with the Securities and Exchange Commission are available electronically on the Internet and can be found at www.sec.gov/edgar/searchedgar/webusers.htm.

This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of significant gains or losses that are unusual in nature. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentation of financial measures excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies.

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors. Such factors include, but are not limited to, changes in interest rates which could affect net interest margins and net interest income, the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission.

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LAUREL CAPITAL GROUP, INC.
Selected Consolidated Financial Data
March 31, 2006

		Year-To-Date			Fiscal 2006		Fiscal 2005
	(Dollars in thousands, except per share data)	At or For The Nine Months Ended:		At or For the Three Months Ended:				At or For the Three Months Ended:

	(Unaudited)	March 31,	March 31,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,
		2006	2005	2006	2005	2005	2005	2005	2004	2004

	Earnings

	Interest Income	$10,851	$10,273	$3,672	$3,614	$3,565	$3,489	$3,525	$3,424	$3,324
	Interest Expense	5,344	4,657	1,853	1,780	1,711	1,637	1,578	1,563	1,516

	Net Interest Income Before Provision for
	Loan Losses	5,507	5,616	1,819	1,834	1,854	1,852	1,947	1,861	1,808
	Provision for Loan Losses	—	9	—	—	—	—	3	3	3

	Net Interest Income after Provision for
	Loan Losses	5,507	5,607	1,819	1,834	1,854	1,852	1,944	1,858	1,805

	Net Gain on Sale of Investment and Mortgage-
	Backed Securities	—	—	—	—	—	15	—	—	—
	Gain on Sale of Loans Held for Sale	17	7	9	2	6	2	1	—	6
	Other Income (Excluding Gains on Sale)	963	1,074	307	319	337	343	352	359	363
	Operating Expenses	4,500	4,554	1,486	1,507	1,507	1,560	1,533	1,549	1,472

(more)	Income before Income Taxes	1,987	2,134	649	648	690	652	764	668	702

	Provision for Income Taxes	571	663	185	186	200	74	242	207	214

	Net Income	$1,416	$1,471	$464	$462	$490	$578	$522	$461	$488

	Profitability Ratios (annualized where
	applicable)
	Return on Average Assets	0.61%	0.64%	0.60%	0.60%	0.63%	0.75%	0.68%	0.60%	0.64%
	Return on Average Stockholders' Equity	6.78%	7.14%	6.64%	6.63%	7.05%	8.40%	7.58%	6.68%	7.14%
	Yield on Interest-Earning Assets	4.90%	4.70%	4.94%	4.94%	4.82%	4.75%	4.81%	4.71%	4.58%
	Cost of Interest-Bearing Liabilities	2.76%	2.41%	2.89%	2.76%	2.63%	2.54%	2.46%	2.41%	2.34%
	Average Interest Rate Spread	2.14%	2.29%	2.05%	2.18%	2.19%	2.21%	2.35%	2.30%	2.24%
	Net Interest Margin	2.49%	2.57%	2.44%	2.51%	2.55%	2.52%	2.65%	2.56%	2.49%
	Operating Expenses to Average Assets	1.94%	1.99%	1.91%	1.96%	1.95%	2.02%	1.98%	2.02%	1.93%
	Efficiency Ratio (1)	69.44%	68.27%	69.85%	69.81%	68.69%	71.90%	67.24%	69.77%	67.80%

	Per Common Share Data
	Shares Outstanding (at period end)	1,991,177	1,940,021	1,991,177	1,991,177	1,984,628	1,943,000	1,940,021	1,940,021	1,928,604
	Average Shares Outstanding-Basic	1,980,203	1,935,312	1,991,177	1,989,540	1,963,743	1,942,255	1,940,021	1,936,811	1,928,604
	Average Shares Outstanding-Diluted	2,005,201	1,994,964	2,010,000	2,010,745	1,996,242	1,989,273	1,998,902	2,000,559	1,988,809
	Earnings Per Share -Basic	$0.71	$0.76	$0.23	$0.23	$0.25	$0.30	$0.27	$0.24	$0.25
	Earnings Per Share -Diluted	$0.71	$0.74	$0.23	$0.23	$0.25	$0.29	$0.26	$0.23	$0.25
	Cash Dividends Paid	$0.60	$0.60	$0.20	$0.20	$0.20	$0.20	$0.20	$0.20	$0.20
	Book Value (period end)	$13.97	$14.07	$13.97	$14.02	$14.05	$14.31	$14.07	$14.28	$14.26
	Tangible Book Value (period end)	$12.42	$12.31	$12.42	$12.43	$12.41	$12.60	$12.31	$12.48	$12.41
	Market Value of Outstanding Shares	$21.00	$21.88	$21.00	$20.80	$23.00	$20.56	$21.88	$21.54	$22.65

	(period end closing price)
(1) Equals total operating expenses (excluding net income or loss on other real estate owned) divided by total operating income (excluding gains on sale of assets available for sale). Gains and losses on the sales of loans and securities available for sale are excluded since they are generally considered by the Company’s management to be non-recurring in nature. Similarly, net income or loss on other real estate owned is excluded since it is also generally considered by the Company’s management to be non-recurring in nature. The efficiency ratio is not a financial measurement required by generally accepted accounting principles (GAAP) used in the United States of America. However, the Company believes such information is useful to investors in evaluating the Company’s operations.

	As a result of rounding, the sum of quarterly amounts may not equal the year-to-date amounts.

LAUREL CAPITAL GROUP, INC.
Selected Consolidated Financial Data
March 31, 2006

(Dollars in thousands)	Fiscal 2006			Fiscal 2005				Fiscal 2004
(Unaudited)	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2006	2005	2005	2005	2005	2004	2004	2004
Balance Sheet Data (As Of)
Total Assets	$314,295	$309,506	$309,034	$309,801	$307,742	$308,499	$306,633	$299,375
Mortgage Loans	176,687	175,250	175,097	172,854	165,008	159,464	147,361	133,920
Commercial and Other Loans	927	706	690	665	731	1,174	1,095	1,475
Consumer Loans	37,373	37,675	37,265	36,230	36,748	37,289	37,643	37,896

Total Loans Receivable, Net	214,987	213,631	213,052	209,749	202,487	197,927	186,099	173,291
Cash and Investment Securities	72,568	67,987	66,832	69,428	72,697	76,032	84,305	87,554
Mortgage-Backed Securities	9,661	10,644	11,684	13,002	15,002	17,068	19,231	21,024
Savings Deposits	258,810	254,972	254,893	254,891	253,282	254,652	251,553	246,179
FHLB Advances	21,597	21,599	21,600	21,602	21,604	21,605	21,607	21,609
Stockholders' Equity	27,824	27,924	27,873	27,804	27,293	27,702	27,505	27,125
####
Asset Quality (As Of Or For The FYTD
Period (2))
Non-Performing Loans	$669	$668	$752	$970	$833	$1,205	$1,985	$2,156
Non-Performing Assets	669	668	787	1,007	961	1,555	2,025	2,156
Allowance for Loan Losses	2,000	1,998	1,999	1,989	1,998	1,988	1,992	2,032
Net Loan Charge-Offs (Recoveries)	(11)	(9)	(10)	52	43	50	43	(14)
Non-Performing Loans to Total Loans, Net	0.31%	0.31%	0.35%	0.46%	0.41%	0.61%	1.07%	1.24%
Non-Performing Assets to Total Assets	0.21%	0.22%	0.25%	0.33%	0.31%	0.50%	0.66%	0.72%
Allowance for Loan Losses/
Total Loans	0.93%	0.94%	0.94%	0.95%	0.99%	1.00%	1.07%	1.17%
Allowance for Loan Losses/
Non-Performing Loans	298.95%	299.10%	265.82%	205.05%	239.86%	164.98%	100.35%	94.25%
Net Loan Charge-Offs (Recoveries)/Avg Loans	(0.0051)%	(0.0042)%	(0.0047)%	0.0263%	0.0222%	0.0264%	0.0233%	(0.0084)%
Ratios (As Of Or For The FYTD Period (2))
Dividend Payout Ratio	84.99%	84.18%	81.50%	77.59%	81.40%	83.33%	80.00%	94.13%
Average Equity to Average Assets	9.01%	9.02%	8.98%	8.96%	8.97%	8.99%	8.96%	8.89%
Core Capital - Tier I (3)	7.82%	7.89%	7.80%	7.91%	7.64%	7.71%	7.70%	7.76%
Risk-Based Capital -Tier I (3)	14.78%	14.97%	14.93%	15.33%	14.83%	14.98%	15.21%	15.65%
Risk-Based Capital -Tier II (3)	16.01%	16.21%	16.17%	16.59%	16.08%	16.24%	16.46%	16.90%
Leverage Multiple (4)	11.30x	11.08x	11.09x	11.14x	11.28x	11.14x	11.15x	11.04x
Other Data (As Of)
Stockholders of Record	360	364	368	372	374	376	381	383
Number of Full-Service Banking Offices	8	8	8	8	8	8	8	8
(2)Fiscal Year To Date
(3)Ratios for Laurel Savings Bank.
(4)Total assets divided by stockholders' equity.